Fourth Quarter and Full Year 2017 Results Presentation Thursday, March 15, 2018

2 www.phillipsedison.com Agenda Prepared Remarks R. Mark Addy - Executive Vice President • Intro & Portfolio Update Jeff Edison - Chairman and CEO • Market Commentary & Outlook Devin Murphy - CFO • Financial Results R. Mark Addy - Executive Vice President • Share Repurchase Program & Liquidity Question and Answer Session

3 www.phillipsedison.com Forward-Looking Statement Disclosure This presentation and the corresponding call may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources, the quality of the Company’s portfolio of grocery-anchored shopping centers and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward- looking statements are subject to various risks and uncertainties, such as the risks that retail conditions may adversely affect our base rent and, subsequently, our income, and that our properties consist primarily of retail properties and our performance, therefore, is linked to the market for retail space generally, as well as other risks that will be described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation, the corresponding call and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

4 www.phillipsedison.com Portfolio Highlights December 31, 2017 Total Properties 236 Leading Grocery Anchors 34 States 32 Square Feet 26.3 million Leased Occupancy 93.9% Rent from grocer, national and regional tenants 77.3%

5 www.phillipsedison.com Portfolio Results at December 31, 2017 Grocer % of ABR # of Locations Kroger 9.2% 55 Publix 6.1% 36 Ahold Delhaize 3.7% 19 Albertsons-Safeway 3.4% 17 Giant Eagle 2.4% 9 Subtotal 24.8% 136 Top 5 Grocers by % of Annualized Base Rent Annualized Base Rent by Tenant Type Annualized Base Rent by Tenant Industry We calculate annualized base rent as monthly contractual rent as of December 31, 2017, multiplied by 12 months.

6 www.phillipsedison.com Fourth Quarter and Full Year 2017 Highlights Fourth Quarter 2017 Highlights (vs. Fourth Quarter 2016) • Completed the acquisition of 76 shopping centers and the investment management business from PELP • Net Loss totaled $33.3 million • Modified Funds From Operations (MFFO) increased 42.2% to $38.9 million • MFFO fully covered dividend distributions for the quarter • Pro forma same-center NOI(1) increased 7.9% to $52.5 million Full Year 2017 Highlights (vs. 2016) • Net Loss totaled $41.7 million • MFFO increased 16.1% to $125.2 million • Pro forma same-center NOI increased 3.5% to $204.8 million 1) NOI = Net Operating Income; Pro forma NOI reflects adjustments for the PELP acquisition. See Slide 20 for more information.

7 www.phillipsedison.com Market Update: Leading Grocers Continue to Invest • Kroger gained market share for 13th consecutive year in 2017; grew digital sales by 90% · Expanded click-n-pick service to over 1,091 locations out of 2,782 total • Publix opened 44 new stores and remodeled 132 stores out of 1,167 total • Amazon - Whole Foods: 73 brick and mortar stores currently in development · Piloting two-hour delivery on minimum order of $35 for Prime members • Walmart launched small pilot with grocery delivery - early stages · Planning to double the number of online grocery pickup locations in the U.S. from 1,000 to 2,000; out of a total of 5,000 U.S.-based stores • Sprouts plans to open 30 grocery stores in 2018 • Aldi plans to open 250 stores by the end of 2018 for a total of 2,000 • Lidl plans to open 100 stores in the U.S. by mid-2018 • Albertsons and Rite-Aid to merge, creating $83 billion company • Target purchased same day delivery service, Shipt, for $550 million in cash Underlined stores are PECO tenants Sources: Company filings & websites

8 www.phillipsedison.com Market Update: Real Estate Fundamentals are Strong • 15.7 million sq. ft. of retail space closed in 2017 due to store closures - across all types of retail real estate including malls, power centers, strip centers, etc.(1) • However, there was 23.5 million sq. ft. of retail openings representing positive net absorption - an increase of 4,080 store openings and 7.8 million sq. ft.(1) • We continue to see strong fundamentals in our portfolio in both new leasing and renewals · Executed a record 554 new and renewal leases during 2017 totaling 2.5 million sq. ft. · Leased occupancy of 93.9% · Full year leasing spreads were 15.9% for new leases and 13.3% for renewal leases 1) Source: IHL Group, JLL

9 www.phillipsedison.com Spotlight: National Accounts Team • Our National Accounts team has long-standing relationships with retailers that have multiple locations across the U.S. • Our fully integrated operating platform allows us to efficiently execute the lease, prepare the space, and service the tenant: · Leasing: Leverages national and regional relationships with the knowledge of local markets to maximize rent and fill vacancies · Portfolio Management: Oversees the center, optimizes the merchandising mix, and ensures quality customer service · Construction: Builds out the retail space to the exact specifications of the tenant · Legal: Drafts and negotiates leases with rapid turnaround with consistent quality and terms across the portfolio • Examples of national tenants signed to multiple locations during the fourth quarter:

10 www.phillipsedison.com Q4 2017 Pro Forma Same-Center NOI(1) Results Three Months Ended December 31, (in thousands) 2017 2016 $ Change % Change Revenues: Rental income(2) $ 55,370 $ 54,365 $ 1,005 1.8 % Tenant recovery income 18,470 16,331 2,139 13.1 % Other property income 432 298 134 45.0 % Total Revenues 74,272 70,994 3,278 4.6 % Operating expenses: Property operating expenses 12,076 13,188 (1,112) (8.4)% Real estate taxes 9,742 9,193 549 6.0 % Total Expenses 21,818 22,381 (563) (2.5)% Total Pro Forma Same-Center NOI $ 52,454 $ 48,613 $ 3,841 7.9% (1) Same-Center represents 200 properties that we owned and operated prior to January 1, 2016, including 64 same-center properties acquired in the PELP transaction. For additional information and details about PELP operating results included herein, as well as a reconciliation from Net Loss to Pro Forma Same-Center NOI, refer to the appendix of this presentation. (2) Excludes Straight-line rental income, Net amortization of above- and below-market leases, and Lease buyout income.

11 www.phillipsedison.com Twelve Months Ended December 31, (in thousands) 2017 2016 $ Change % Change Revenues: Rental income(2) $ 220,081 $ 215,398 $ 4,683 2.2 % Tenant recovery income 69,965 69,066 899 1.3 % Other property income 1,565 1,048 517 49.3% 291,611 285,512 6,099 2.1 % Operating expenses: Property operating expenses 46,504 47,987 (1,483) (3.1)% Real estate taxes 40,275 39,569 706 1.8% 86,779 87,556 (777) (0.9)% Total Pro Forma Same-Center NOI $ 204,832 $ 197,956 $ 6,876 3.5% (1) Same-Center represents 200 properties that we owned and operated prior to January 1, 2016, including 64 same-center properties acquired in the PELP transaction. For additional information and details about PELP operating results included herein, as well as a reconciliation from Net Loss to Pro Forma Same-Center NOI, refer to the appendix of this presentation. (2) Excludes Straight-line rental income, Net amortization of above- and below-market leases, and Lease buyout income. Full Year 2017 Pro Forma Same-Center NOI(1) Results

12 www.phillipsedison.com Q4 2017 Financial Results Three Months Ended December 31, (in thousands) 2017 2016 $ Change % Change Net (Loss) Income $ (33,255) $ 3,717 $ (36,972) NM Adjustments(1) 41,387 23,097 18,290 79.2 % Funds from Operations (FFO) Attributable to Stockholders and Convertible Noncontrolling Interests 8,132 26,814 (18,682) (69.7)% Adjustments(2) 30,796 569 30,227 NM Modified Funds from Operations (MFFO) $ 38,928 $ 27,383 $ 11,545 42.2 % Diluted MFFO/Share $ 0.17 $ 0.15 $ 0.02 13.3% (1) Adjustments include depreciation and amortization of real estate assets, gain on sale of property, and noncontrolling interest. (2) Adjustments include acquisition and transaction expenses, amortization of above- and below market leases, amortization of intangible corporate assets, loss (gain) on extinguishment of debt, straight-line rent, amortization of market debt adjustment, change in fair value of derivatives, and non-cash vesting of Class B units. * See Appendix for a complete reconciliation of net (loss) income to FFO and MFFO

13 www.phillipsedison.com 2017 Full Year Financial Results Twelve Months Ended December 31, (in thousands) 2017 2016 $ Change % Change Net (Loss) Income $ (41,718) $ 9,043 $ (50,761) NM Adjustments(1) 125,868 101,363 24,505 24.2 % Funds from Operations (FFO) Attributable to Stockholders and Convertible Noncontrolling Interests 84,150 110,406 (26,256) (23.8)% Adjustments(2) 41,033 (2,544) 43,577 NM Modified Funds from Operations (MFFO) $ 125,183 $ 107,862 $ 17,321 16.1 % Diluted MFFO/Share $ 0.64 $ 0.58 $ 0.06 10.3% (1) Adjustments include depreciation and amortization of real estate assets, gain on sale of property, and non-controlling interest. (2) Adjustments include acquisition and transaction expenses, amortization of above- and below market leases, amortization of intangible corporate assets, loss (gain) on extinguishment of debt, straight-line rent, amortization of market debt adjustment, change in fair value of derivatives, non-cash vesting of Class B units, and termination of affiliate arrangements. * See Appendix for a complete reconciliation of Net (loss) income to FFO and MFFO

14 www.phillipsedison.com Debt Profile & Maturity Ladder Debt Maturity Ladder assumes the delayed draw on the five-year term loan had been executed as of 12/31/2017. 1) Net debt to total enterprise value was 41.8% at December 31, 2017. The company defines net debt as total debt of $1.8 billion, excluding below-market debt adjustments of $5.3 million and adding back deferred financing costs of $16.0 million, less cash and cash equivalents of $5.7 million. Total enterprise value is defined as equity value, calculated as 229.7 million shares of common stock and OP units outstanding multiplied by the estimated net asset value per share of $11.00, plus net debt. December 31, 2017 Net Debt to Enterprise Value(1) 41.8% Weighted-Average Interest Rate 3.4% Weighted-Average Years to Maturity 5.5 Fixed-Rate Debt 88.5% Variable-Rate Debt 11.5%

15 www.phillipsedison.com Share Repurchase Program Our Share Repurchase Program (SRP) states that the cash available for repurchases on any particular date will generally be limited to the proceeds from the DRIP during the preceding four fiscal quarters, less any cash already used for repurchases since the beginning of the same period. However, in accordance with the SRP, shares will still be repurchased due to a stockholder’s death, “qualifying disability,” or “determination of incompetence.”

16 www.phillipsedison.com Liquidity • The acquisition of PELP was a positive step towards a potential liquidity event • Management is now the Company’s largest stockholder, currently owning over 9% of the combined company, with a long term view of increasing shareholder value • Earn-out structure incentivizes future performance - motivation to effect a liquidity event for PECO and achieve certain fundraising targets for REIT III • Our management and board of directors are continually evaluating our liquidity options. We believe that a patient approach is prudent in order to successfully complete a full cycle liquidity event.

17 www.phillipsedison.com Question and Answer Session If you are logged in to the webcast presentation, you can submit a question by typing it into the text box, and clicking submit.

For More Information: Thank You InvestorRelations@PhillipsEdison.com www.phillipsedison.com DST: (888) 518-8073 Griffin Capital Securities: (866) 788-8614

Appendix

20 www.phillipsedison.com Same-center NOI represents the NOI for the properties that were owned and operational for the entire portion of both comparable reporting periods, except for the properties we currently classify as redevelopment. For purposes of evaluating Same-center NOI on a comparative basis, and in light of the PELP transaction, we are presenting Pro Forma Same-center NOI, which assumes the PELP properties were acquired on January 1, 2016. This perspective allows us to evaluate Same-center NOI growth over a comparable period. Pro Forma Same-center NOI is not necessarily indicative of what actual Same-center NOI and growth would have been if the PELP transaction had occurred on January 1, 2016, nor does it purport to represent Same-center NOI and growth for future periods. Pro Forma Same-center NOI highlights operating trends such as occupancy rates, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Same-center NOI, and accordingly, our Pro Forma Same-center NOI may not be comparable to other REITs. Pro Forma Same-center NOI should not be viewed as an alternative measure of our financial performance since it does not reflect the operations of our entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition expenses, depreciation and amortization, interest expense, other income, or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations. Reconciliation of Non-GAAP Financials

Reconciliation of Non-GAAP Financials

PHILLIPS EDISON & COMPANY

Below is a reconciliation of Net (loss) income to Owned Real Estate NOI and Pro Forma Same-Center NOI for the three and twelve months ended December 31, 2017 and 2016 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2017	2016	2017	2016
Net (loss) income	$ (33,255)	$ 3,717	$ (41,718)	$ 9,043
Adjusted to exclude:				
Fees and management income	(8,156)	—	(8,156)	—
Straight-line rental income	(854)	(719)	(3,766)	(3,512)
Net amortization of above- and below-market leases	(1,010)	(272)	(1,984)	(1,208)
Lease buyout income	(201)	(49)	(1,321)	(583)
General and administrative expenses	10,910	8,068	36,348	31,804
Transaction expenses	5,954	—	15,713	—
Vesting of Class B units	24,037	—	24,037	—
Termination of affiliate arrangements	—	—	5,454	—
Acquisition expenses	64	3,411	530	5,803
Depreciation and amortization	46,190	27,829	130,671	106,095
Interest expense, net	17,124	8,621	45,661	32,458
Other	(1,695)	(6,115)	(2,336)	(5,990)
Property management allocations to third-party assets under management[1]	5,386	—	5,386	—
Owned Real Estate NOI	64,494	44,491	204,519	173,910
Less: NOI from centers excluded from same-center	(12,376)	(6,652)	(34,443)	(20,015)
NOI prior to October 4, 2017, from properties acquired in the PELP transaction	336	10,774	34,756	44,061
Total Pro Forma Same-Center NOI	$ 52,454	$ 48,613	$ 204,832	$ 197,956

(1) This represents property management expenses allocated to third-party owned properties based on the property management fee that is provided for in the individual management agreements under which our investment management business provides services.

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22 www.phillipsedison.com Reconciliation of Non-GAAP Financials NOI from PELP prior to the PELP transaction was obtained from the accounting records of PELP without adjustment. The accounting records were subject to internal review by us. The table below provides Same-Center NOI detail for the non-ownership periods of PELP, which were the periods ended October 3, 2017, and the year ended December 31, 2016. (1) Excludes tenant allowance amortization, straight-line rental income, net amortization of above- and below-market leases, and lease buyout income. Tenant allowance amortization, straight-line rental income, and net amortization of above- and below-market leases were reset as part of the PELP transaction. Three Months Ended December 31, Twelve Months Ended December 31, 2017 2016 2017 2016 Revenues: Rental income(1) $ 392 $ 12,364 $ 37,860 $ 49,046 Tenant recovery income 187 3,307 10,537 13,781 Other property income 17 156 520 259 Total revenues 596 15,827 48,917 63,086 Operating expenses: Property operating expenses 183 3,242 8,214 11,529 Real estate taxes 77 1,811 5,947 7,496 Total operating expenses 260 5,053 14,161 19,025 Total Same-Center NOI $ 336 $ 10,774 $ 34,756 $ 44,061

23 www.phillipsedison.com FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) attributable to common shareholders computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We calculate FFO Attributable to Stockholders and Convertible Noncontrolling Interests in a manner consistent with the NAREIT definition, with an additional adjustment made for noncontrolling interests that are not convertible into common stock. MFFO is an additional performance financial measure used by us as FFO includes certain non-comparable items that affect our performance over time. MFFO excludes the following items: • acquisition and transaction expenses; • straight-line rent amounts, both income and expense; • amortization of above- or below-market intangible lease assets and liabilities; • amortization of discounts and premiums on debt investments; • gains or losses from the early extinguishment of debt; • gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of our operations; • gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting; • losses related to the vesting of Class B units issued to our former advisors in connection with asset management services provided and the reclassification of distributions on those units to equity; • termination of affiliate arrangements; and • adjustments related to the above items for joint ventures and noncontrolling interests and unconsolidated entities in the application of equity accounting. We believe that MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods. We believe it is more reflective of our core operating performance and provides an additional measure to compare our performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss) but have no impact on cash flows. FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and MFFO should not be considered alternatives to net income (loss) or income (loss) from continuing operations under GAAP, as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions. MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business plan in the manner currently contemplated. Accordingly, FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and MFFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Our FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and MFFO, as presented, may not be comparable to amounts calculated by other REITs. Reconciliation of Non-GAAP Financials

Reconciliation of Non-GAAP Financials

PHILLIPS EDISON & COMPANY

(in thousands, except per share amounts)	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016[1]	Twelve Months Ended December 31, 2017	Twelve Months Ended December 31, 2016[1]
Calculation of FFO Attributable to Stockholders and Convertible Noncontrolling Interests				
Net (loss) income	$ (33,255)	$ 3,717	$ (41,718)	$ 9,043
Adjustments:				
Depreciation and amortization of real estate assets	43,290	27,829	127,771	106,095
Gain on sale of property	(1,760)	(4,732)	(1,760)	(4,732)
FFO	8,275	26,814	84,293	110,406
Adjustments attributable to noncontrolling interests not convertible into common stock	(143)	—	(143)	—
FFO attributable to stockholders and convertible noncontrolling interests	$ 8,132	$ 26,814	$ 84,150	$ 110,406
Calculation of MFFO				
FFO attributable to stockholders and convertible noncontrolling interests	$ 8,132	$ 26,814	$ 84,150	$ 110,406
Adjustments:				
Acquisition expenses	64	3,411	530	5,803
Net amortization of above- and below-market leases	(1,012)	(272)	(1,984)	(1,208)
Amortization of intangible corporate assets	2,900	—	2,900	—
(Gain) loss on extinguishment of debt, net	(5)	16	(572)	(63)
Straight-line rent	(816)	(719)	(3,729)	(3,512)
Amortization of market debt adjustment	(277)	(423)	(1,115)	(2,054)
Change in fair value of derivatives	(48)	(1,444)	(201)	(1,510)
Transaction expenses	5,953	—	15,713	—
Vesting of Class B units	24,037	—	24,037	—
Termination of affiliate arrangements	—	—	5,454	—
MFFO	$ 38,928	$ 27,383	$ 125,183	$ 107,862
FFO Attributable to Stockholders and Convertible Noncontrolling Interests/MFFO per share				
Weighted-average common shares outstanding - diluted[2]	227,239	187,875	196,506	186,665
FFO Attributable to Stockholders and Convertible Noncontrolling Interests per share - diluted	$ 0.04	$ 0.14	$ 0.43	$ 0.59
MFFO per share - diluted	$ 0.17	$ 0.15	$ 0.64	$ 0.58

(1) Certain prior period amounts have been restated to conform with current year presentation.

(2) OP units and restricted stock awards were dilutive to FFO/MFFO for the three and twelve months ended December 31, 2017 and 2016 and, accordingly, were included in the weighted average common shares used to calculate diluted FFO/MFFO per share.

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